Exhibit 10.6

POORE BROTHERS, INC.

RESTRICTED STOCK AGREEMENT

Poore Brothers, Inc. (the “Company”) hereby grants you, STEVEN SKLAR (“Employee”), a grant of restricted stock. The date of this Agreement is August 1, 2005. Subject to the provisions set forth in this Agreement and the provisions of the Company’s 2005 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the “Plan”), the principal features of this grant are as follows:

NUMBER OF SHARES OF RESTRICTED STOCK:	35,353

PURCHASE PRICE PER SHARE:	$0.01

SCHEDULED VESTING DATES	NUMBER OF SHARES

August 1, 2006	11,784
August 1, 2007	11,784
August 1, 2008	11,785

Employee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), as the Shares vest, the fair value of such Shares will be reportable as ordinary income at that time.  Employee further understands that instead of being taxed when and as the Shares vest, Employee may elect to be taxed as of the purchase date of the Shares with respect to the fair value of all Shares on such date less the purchase price paid for the Shares.  Such election may only be made under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the Grant Date.  The form for making this election may be provided by the Company for Employee’s convenience only.  Employee understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income as the Shares vest.  EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON EMPLOYEE’S BEHALF.  EMPLOYEE IS RELYING SOLELY ON EMPLOYEE’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in this Agreement and the Plan attached hereto as Exhibit A, including without limitation provisions relating to vesting and forfeiture of shares covered by this grant.  PLEASE BE SURE TO READ THIS AGREEMENT AND THE PLAN IN THEIR ENTIRETY.

POORE BROTHERS, INC.		EMPLOYEE

By:	/s/ Rick Finkbeiner	/s/ Steven Sklar
Print Name:	Rick Finkbeiner	Print Name:	Steven Sklar
Print Title:	SVP and CFO	Date:	8/30/05
Date:	8/30/05

TERMS AND CONDITIONS

1.             Incorporation of the Plan.  The Plan attached hereto is incorporated by reference into this Agreement, and any capitalized term not defined in this Agreement shall have the meaning ascribed to such term under the Plan.  To the extent that any provisions of this Agreement violates or is inconsistent with the Plan, the Plan shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

2.             Grant.  The Company hereby grants to the Employee the right to purchase 35,353 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) at a purchase price of $0.01 per Share, subject to all of the terms and conditions in this Agreement. The Employee has until August 31, 2005 to make such purchase after which date he will have no further right to purchase the Shares under this Agreement.

3.             Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in paragraphs 4 or 5, such Shares will be issued in the name of the Employee and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and cannot be sold, transferred or otherwise disposed of, nor pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement. The certificate or certificates representing such Shares will not be delivered by the Escrow Agent to the Employee unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

4.             Vesting Schedule. Except as provided in Section 5, and subject to Section 6, 11,784 Shares subject to this grant will vest on August 1, 2006, 11,784 Shares subject to this grant will vest on August 1, 2007 and 11,785 Shares subject to this grant will vest on August 1, 2008; provided, however, that vesting will occur only if the Company employs the Employee through the applicable vesting date.

5.             Board Discretion. The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares at any time. If so accelerated, such Shares will be considered as having vested as of the date specified by the Board.

6.             Forfeiture.  Notwithstanding any contrary provision of this Agreement, the balance of the Shares that have not vested pursuant to paragraphs 4 or 5 will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the Employee’s employment with the Company terminates for any reason. The Employee will not be entitled to a refund of the price paid for any Shares returned to the Company pursuant to this paragraph 6. The Employee hereby appoints the Escrow Agent with full power of substitution, as the Employee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Employee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination.

7.             Death of Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if no beneficiary survives the Employee, to the administrator or executor of the Employee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8.             Withholding.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be released from the escrow established pursuant to paragraph 3 unless and until satisfactory arrangements (as determined by the Board) will have been made by the Employee with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Shares.

9.             Rights as Shareholder.  Employee shall have all rights of a shareholder prior to the vesting of the Shares, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto.

10.           No Effect on Employment.  Only the terms of any written employment agreement between the Company and Employee’s (and not this Agreement) shall govern the terms of Employee’s employment, and nothing in this Agreement shall constitute any assurance of employment of Employee by the Company for any period, including any period necessary for the Shares to vest.  The Company or the Affiliate will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause, subject to the terms of any such written employment agreement..

11.           Entire Agreement; Amendment.  This Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.  This Agreement may be amended only by a writing executed by the Company and Employee that specifically states that it is amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Employee, and provided that no such amendment adversely affects the rights of Employee hereunder without Employee’s written consent.  Without limiting the foregoing, the Board reserves the right to change, by written notice to Employee, the provisions of the Shares or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to the Shares which are than subject to restrictions as provided herein.

12.           Severability.  If all or any part of this Agreement is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid.  Any Section of this Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

13.           Binding Effect and Benefit.  This Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Company, its successors and assigns, and Employee and Employee’s successors and assigns.

14.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona without regard to principles of conflicts of law.

Form of 83(b) Election

Election to Include Value of Restricted Property in Gross Income
in Year of Transfer under Code § 83(b)

The undersigned hereby makes an election pursuant to § 83(b) of the Internal Revenue Code (the “Code”) with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.             The name, address and taxpayer identification number of the undersigned are:

Social Security No.

2.             Description of property with respect to which the election is being made:

                             (                ) restricted shares of                            Stock (the “Property”), $           par value, of Poore Brothers, Inc. (the “Company”).

3.             The date on which property was transferred is                                     .

The taxable year to which this election relates is calendar year 20    .

4.             The nature of the restriction(s) to which the property is subject is:

The Property is subject to certain restrictions set forth in that certain Restricted Stock Award Agreement dated as of                     .

5.             Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $                 ($             per share).

6.             Amount paid for property:

Taxpayer paid a total of $                   ($0.01 per share) for the Property.

7.             Furnishing statement to employer:

A copy of this statement has been furnished to the Company.

DATED:

Signature:

Print Name:

Exhibit A

POORE BROTHERS, INC.
2005 EQUITY INCENTIVE PLAN

ARTICLE 1:  PURPOSE

1.1           General.  The purpose of the Poore Brothers, Inc. 2005 Equity Incentive Plan (the “Plan”) is to promote the interests of Poore Brothers, Inc. (the “Company”), by enabling the Company to motivate, attract, and retain the services of persons upon whose judgment, efforts, and contributions the success of the Company’s business depends.  The plan is further intended to align the personal interests of such persons with the interests of stockholders of the Company through equity participation in the Company’s growth and success.  Capitalized terms not otherwise defined in the text are defined in Article 16.

ARTICLE 2: EFFECTIVE DATE; TERM

2.1           Effective Date.  The effective date of the Plan is May 17, 2005 (the “Effective Date”), which is the date as of which the Plan was approved by the stockholders of the Company.

2.2           Term.  This Plan shall continue in effect until terminated in accordance with Article 14, except that no Awards shall be granted after the tenth (10th) anniversary of the Effective Date.

ARTICLE 3: SHARES SUBJECT TO THE PLAN

3.1           Number of Shares.  The aggregate number of shares of Stock (the “Shares”) reserved and available for Awards or which may be used to provide a basis of measurement or valuation of an Award (such as an SAR, Restricted Stock Award or Performance Unit Award) shall be (a) 410,518, which is the number of shares of Stock reserved under the Company’s 1995 Stock Option Plan (the “Prior Plan”) that were not subject to outstanding awards under the Prior Plan on the Effective Date and (b) the number of shares of Stock that prior to issuance are released from, or reacquired by the Company pursuant to, the terms of awards outstanding under the Prior Plan.

3.2           Re-use of Shares.  Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but prior to issuance are released from, or reacquired by the Company pursuant to, the terms of such Award; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan.  In addition, Shares that are withheld by the Company and not issued in order to pay for Shares purchased pursuant to an Award or any withholding taxes due upon issuance of an Award or Shares thereunder shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and such shares shall again be available for the grant of Awards under the Plan, other than an Award that includes Incentive Stock Options.

3.3           Maximum Number of Shares for Certain Awards.  No more than 100% of the Shares shall be issued pursuant to Incentive Stock Options, and no more than 100% of the Shares shall be issued pursuant to Non-Qualified Stock Options, Restricted Stock Awards, SARs, Performance Units and Stock Reference Awards.  A person may be granted more than one Award under this Plan.

3.4           Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

ARTICLE 4: ELIGIBILITY

4.1           General.  Awards may be granted only to an individual who is an employee (including an employee who also is a director or officer), officer, director, consultant, independent contractor, or adviser of the Company or a Subsidiary, as determined by the Board; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.2           Individual Award Limits.  In no event shall any Participant receive an Award or Awards during any calendar year covering an aggregate of more than 250,000 Shares.

4.3           Description of Criteria for Performance-Based Awards to Named Executive Officers.  In determining performance goals applicable to any Award granted to a Named Executive Officer, one or more of the following business criteria shall be used: (a) cash flow; (b) earnings per share, including earnings per share as adjusted (i) to exclude the impact of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that require the expensing of stock options and any accounting changes the Company adopts early); and (ii) for any stock split, stock dividend or other recapitalization; (c) earnings before interest, taxes, and amortization; (d) return on equity; (e) total shareholder return; (f) share price performance; (g) return on capital; (h) return on assets or net assets; (i) revenue; (j) income; (k) operating income; (l) operating profit; (m) profit margin; (n) return on operating revenue; (o) return on invested capital; (p) market price; (q) brand recognition/acceptance; (r) customer satisfaction; (s) productivity; or (t) sales growth and volume.

ARTICLE 5: ADMINISTRATION

5.1           Board.  The Plan shall be administered by the Board or a Committee appointed by the Board to administer the Plan at any time or from time to time.  To the extent required for Awards to qualify for the exemptions available under Rule 16b-3 under the Exchange Act, or successor legislation, members of the Committee shall be “non-employee” directors within the meaning of Rule 16b-3.  To the extent required for compensation realized from Awards to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee shall be “outside directors” within the meaning of such Section.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused.

5.2           Authority of Board.  The Board has the exclusive power, authority, and discretion to:

(a)           Designate Participants;

(b)           Determine the type or types of Awards to be granted to each Participant;

(c)           Determine the number of Awards to be granted and the number of shares of Stock subject to an Award;

(d)           Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(e)           Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, any performance criteria, and any modification or amendment of any Award previously granted, based in each case on such considerations as the Board in its sole discretion determines;

(f)            Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)           Determine whether, to what extent, and under what circumstances cash, Stock, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board;

(h)           Decide all other matters that must be determined in connection with an Award;

(i)            Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)            Interpret the Plan, any Award, and any Award Agreement in its discretion; and

(k)           Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.

5.3           Decisions Binding.  All decisions, interpretations, and determinations by the Board with respect to the Plan, any Award, and any Award Agreement are final, binding, and conclusive on all parties.

5.4           Repricing of Stock Options and SARs.  In no event shall any outstanding Option or SAR be repriced to a lower exercise or grant price per Share at any time during the term of such Option or SAR without the prior affirmative vote of holders of a majority of the shares of Common Stock of the Company present at a stockholders meeting in person or represented by proxy and entitled to vote thereon.

ARTICLE 6: STOCK OPTIONS

6.1           General.  The Board is authorized to grant Options to Participants on the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock under an Option other than an Incentive Stock Option shall be determined by the Board, provided that the exercise price for any such Option may not be less than 85% of the Fair Market Value as of the date of the grant.

(b)           Payment.  Payment for Stock issued upon exercise of an Option shall be made in accordance with Article 11 of the Plan.

(c)           Time and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six months following the date of the grant of such Option if and to the extent such limitation is necessary or required under Rule 16b-3 or successor legislation under the Exchange Act.

(d)           Evidence of Option.  All Options shall be evidenced by a written Award Agreement between the Company and the Participant.  The Award Agreement shall include such provisions as may be specified by the Board.

6.2           Incentive Stock Options.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules, and, to the extent that an Incentive Stock Option fails to comply with such rules, it will be treated as a Non Qualified Stock Option:

(a)           Employees Only.  Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary.

(b)           Exercise Price.  The exercise price per share of Stock shall be set by the Board, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(c)           Exercise.  In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(d)           Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e)           Ten Percent Owners.  An Incentive Stock Option may be granted to a Ten Percent Owner, provided that at the time such option is granted the exercise price per share of Stock shall not be less than 110% of the Fair Market Value and such option by its terms is not exercisable after the expiration of five (5) years from the date of its grant.

(f)            Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the expiration of ten (10) years from the Effective Date.

(g)           Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)           Tax-Qualified ISOP Options.  All provisions of the Plan relating to Incentive Stock Options shall be administered and interpreted in accordance, and so as to comply, with the provisions of Section 422 of the Code.

6.3           Termination of Participant.  Notwithstanding the exercise periods set forth in any Award Agreement, Options shall be subject to the following:

(a)           An Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(b)           If a Participant’s employment is terminated due to Retirement or for any other reason other than for Cause, such Participant may exercise his or her Incentive Stock Options only to the extent that such Incentive Stock Options would have been exercisable on the Termination Date; provided, that such exercise is made prior to the earlier of the date sixty (60) days after the Termination Date and the expiration date of the Option set forth in the Award Agreement.  If a Participant’s employment is terminated due to Cause, the Participant’s Incentive Stock Options shall automatically lapse and not be exercisable by the Participant, whether or not such Options were vested.

(c)           If a Participant’s employment, contractual or other relationship with the Company is terminated due to Retirement or for any other reason other than for Cause, such Participant may exercise his or her Non-Qualified Stock Options, only to the extent that such Options would have been exercisable on the Termination Date; provided, that such exercise is made prior to the earlier of the date sixty (60) days after the Termination Date (or such other time period as set forth in the Award Agreement) and the expiration date of the Option set forth in the Award Agreement.  If a Participant’s employment, contractual or other relationship is terminated due to Cause, the Participant’s Non-Qualified Stock Options shall automatically lapse and not be exercisable by the Participant, whether or not such Options were vested.

(d)           If a Participant dies or is terminated due to Disability, then the Participant’s Options may be exercised, only to the extent that such Options would have been exercisable on the date of the Participant’s death or termination due to Disability; provided that such exercise is made prior to the earlier of (i) the six-month anniversary of such Participant’s death or termination due to Disability, as the case may be or (ii) the expiration date of the Option set forth in the Award Agreement.  Upon the Participant’s death or termination due to Disability, any exercisable Options may be exercised by the Participant’s legal representative or representatives.

ARTICLE 7: STOCK APPRECIATION RIGHTS

7.1           Grant of SARs.  The Board is authorized to grant SARs to Participants on the following terms and conditions:

(a)           Right to Payment.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)           The Fair Market Value of one share of Stock on the date of exercise; over

(2)           The grant price of the SAR as determined by the Board, which shall not be less than 85% of the Fair Market Value of one share of Stock on the date of grant in the case of any SAR.

(b)           Other Terms.  All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement.  The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Agreement.  A Stock Appreciation Right may be granted in combination with, in addition to, or completely independent of an Option or any other Award under the Plan.

ARTICLE 8: PERFORMANCE UNITS

8.1           Grant of Performance Units.  The Board is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Board.  The Board shall have the complete discretion to determine the number of Performance Units granted to each Participant.  All Awards of Performance Units shall be evidenced by an Award Agreement.

8.2           Right Under Performance Units.  A grant of Performance Units gives the Participant rights, valued as determined by the Board, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Board shall establish at grant or thereafter.  The Board shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the amount and value of cash, Stock, Awards, and/or other property that will be paid to the Participant.

8.3           Other Terms.  Performance Units may be payable in cash, Stock, or other Awards or property, or any combination thereof, and have such other terms and conditions as determined by the Board and reflected in the Award Agreement.

ARTICLE 9: RESTRICTED STOCK AWARDS

9.1           Restricted Stock Awards.  The Board is authorized to make Awards of Restricted Stock to Participants either in the form of a grant of Stock or an offer to sell Stock to a Participant, in such amounts and subject to such terms, conditions and restrictions as may be selected by the Board.  All Awards of Restricted Stock shall be evidenced by an Award Agreement.

9.2           Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, including without limitation “vesting” or forfeiture restrictions, as the Board may impose.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

9.3           Forfeiture.  Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Board may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in specified circumstances, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

9.4           Payment and Certificates for Restricted Stock.  If a Restricted Stock Award provides for the purchase of Stock by a Participant, payment shall be made pursuant to Article 11 of the Plan.  Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine.  To the extent that an Award is granted in the form of newly issued Restricted Stock, the Award recipient, as a condition to the grant of such an Award, shall be required to pay to the Company in cash, cash equivalents or other legal consideration an amount equal to the par value of such Restricted Stock.  To the extent that an Award is granted in the form of Restricted Stock from the Company’s treasury, no such cash consideration shall be required of the Award recipients.  If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

9.5           Restricted Stock Units.  Restricted Stock Awards may be granted as Awards of Restricted Stock Units.

(a)           A Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) which is subject to restrictions of this Plan and the applicable Award Agreement.  A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Award Agreement evidencing such Award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment. The Board may grant Restricted Stock Units that vest on the attainment of performance goals determined by the Board based upon one or more of the performance criteria listed in Section 4.3, and must have the attainment of such performance goals certified in writing by the Board.

(b)           The Board shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria set forth in the Award Agreement, the Restricted Stock Units subject to such Award Agreement shall remain subject to forfeiture.

(c)           If the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company terminates before the Restricted Stock Awards vest, the Participant shall forfeit all unvested Restricted Stock Awards, unless the termination is a result of such Participant’s death, Disability or Retirement (a “Qualifying Event”) or the Board determines that the Participant’s unvested Restricted Stock Awards shall vest as of the Termination Date; provided, however, the Board may grant Restricted Stock Awards precluding such accelerated vesting in order to qualify the Restricted Stock Awards for the performance-based exception from the tax deductibility limitations of Code Section162(m).

(d)           In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Units vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria listed in Section 4.3) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions.  In the case of Restricted Stock Units which are based on performance criteria set forth in Section 4.3, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Board may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the performance-based exception from the tax deductibility limitations of Code Section162(m). All other Shares subject to such Restricted Stock Units shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(e)           Notwithstanding anything to the contrary in this Plan, the Board shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant; provided, however, the Board may grant Restricted Stock Units precluding such accelerated vesting on order to qualify the Restricted Stock Units for the performance-based exception from the tax deductibility limitations of Code Section162(m).

(f)            Each grant of Restricted Stock Unit(s) shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its sole discretion, deems consistent with the terms of this Plan. The Board shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Article 14 of this Plan.

(g)           Except as otherwise provided in a Participant’s Award Agreement, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant, except upon the death of the Participant by will or by the laws of descent and distribution.

(h)           Except as otherwise provided in a Participant’s Award Agreement, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.

ARTICLE 10: STOCK-REFERENCE AWARDS

10.1         Grant of Stock-Reference Awards.  The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Board to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Stock, and awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified divisions or Subsidiaries of the Company.  The Board shall determine the terms and conditions of such Awards.

ARTICLE 11: PAYMENT FOR STOCK PURCHASES;
WITHHOLDING TAXES; RELOAD OPTIONS

11.1         Payment.  Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board in an Award Agreement or otherwise in writing and where permitted by law:

(a)           by cancellation of indebtedness of the Company to the Participant;

(b)           by surrender of (or attestation to the ownership of) Stock valued at Fair Market Value on the date new Stock is purchased under the Plan; provided, however, that such surrender or attestation shall not be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Award for financial reporting purposes;

(c)           by waiver of compensation due or accrued to Participant for services rendered;

(d)           by tender of property acceptable to the Board;

(e)           with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock then exists:

(1)           through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price directly to the Company;

(2)           through a “margin” commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price directly to the Company; or

(3)           through any other “cashless exercise” procedure approved by the Board; or

(f)            by any combination of the foregoing, or any other method of payment acceptable to the Board in its sole discretion.

11.2         Loans.  To the extent permitted under applicable law and the rules and regulations of any listing organization for the Stock, the Board may, in its discretion, help the Participant pay for Shares purchased under the Plan by authorizing (a) a guarantee by the Company of a third-party loan to the Participant, or (b) payment of the purchase price of part or all of the Shares by tender of a full recourse promissory note having such terms as may be approved by the Board and bearing interest at a rate at least sufficient to avoid imputation of income under Section 183 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the purchase price equal to the par value of the Shares, if any, must be paid in cash.

11.3         Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.  Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.  With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect (the “Election”), on or prior to the date of such taxable event, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes.  The Board may disapprove any Election or may suspend or terminate the right to make Elections.  An Election is irrevocable.  The Board may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

11.4         Reload Options.  Award Agreements may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of an Option or the tax required to be withheld pursuant to an exercise of an Option by surrendering shares of Stock pursuant to Sections 11.1 or 11.3, respectively, shall be automatically granted an Option for the purchase of Stock equal to the number of shares surrendered (a “Reload Option”).  The grant of the Reload

Option shall be effective on the date the Participant surrenders the shares of Stock in respect of which the Reload Option is granted (the “Reload Date”).  The Reload Option shall have an exercise price equal to the Fair Market Value of the Stock on the Reload Date, and shall have a term which is no longer, and which shall lapse no later, than the original term of the underlying option.  If stock otherwise available under an Incentive Stock Option is withheld pursuant to Section 11.3, any Reload Option granted in connection with the withholding shall be treated as a new Incentive Stock Option, subject to the rules set forth in Section 6.2.

ARTICLE 12: PROVISIONS APPLICABLE TO AWARDS

12.1         Stand-Alone, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2         Modification or Assumption of Awards.  Within the limitations of the Plan, the Board may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards (whether granted by the Company or by another issuer) in return for the grant of new Awards for the same or a different number of shares and at the same or a different exercise price.  The foregoing notwithstanding, no modification of an Award shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Award.

12.3         Exchange Provisions.  The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made.

12.4         Escrow; Pledge of Shares.  To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Board may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Board will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

12.5         Form of Payment for Awards.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Board determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Board.

12.6         Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary.  Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a “domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.  In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Board may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust or other entity benefiting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Board deems appropriate.  At the discretion of the Board, the Company may reserve to itself or its assignees in any Award (a) a right of first refusal to purchase any Stock which a Participant may propose to transfer to a third party and/or (b) a right to repurchase any and all Stock held by a Participant upon the Participant’s termination of employment or other relationship with the Company or its Parent or Subsidiary for any reason, including Death or Disability, at a price for such Stock as determined by the Board.

12.7         Market Standoff.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters.  Such limitations shall be in effect for a period of 180 days, or such period of time as may be requested in writing by the Company and such underwriters.  The limitations of this subsection shall apply only to the Company’s initial underwritten public offering registered under the Securities Act that results in the Stock being traded, or quoted, as applicable, on a national securities exchange, over the counter on NASDAQ, or through the NASD’s National Market System.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Stock effected as a class without the Company’s receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased Stock shall be immediately subject to the provisions of this subsection, to the same extent the purchased Stock is at such time covered by such provisions.

In order to enforce the limitations of this subsection, the Company may impose stop-transfer instructions with respect to the purchased Stock until the end of the applicable standoff period.

12.8         Stock Certificates.  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.

ARTICLE 13: CHANGES IN CAPITAL STRUCTURE

13.1         General; Adjustments.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Stock, a combination or consolidation of the outstanding Stock (by classification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, or the assumption and conversion of outstanding grants of a company acquired by the Company or its Subsidiary, the Board shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of shares of Stock available for future Awards under Article 3, (b) the limitations set forth in Article 3, (c) the number and kind of shares of Stock covered by each outstanding Award or (d) the exercise price under each outstanding Option and other Award in the nature of rights that may be exercised.  Except as provided in this Article 13, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

13.2         Dissolution or Liquidation.  To the extent not previously exercised, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

13.3         Reorganizations.  In the event that the Company is a party to a merger, consolidation or other reorganization, outstanding Awards shall be subject to the agreement of merger, consolidation or reorganization (“Reorganization Agreement”), which shall be binding on all Participants.  The Board may cause such Reorganization Agreement to provide, without limitation and without any Participant’s consent, for any one or combination of the following:

(a)           for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation);

(b)           for assumption of outstanding Awards by the surviving corporation or its parent or subsidiary;

(c)           for the substitution by the surviving corporation or its parent or subsidiary of its own awards for outstanding Awards;

(d)           for accelerated vesting and/or lapse of restrictions on outstanding Awards;

(e)           for termination in its entirety, without payment of any consideration, of any Award that is not exercised in accordance with its terms upon or prior to consummation of the transactions contemplated by the Reorganization Agreement within a time specified by the Board for such exercise, whether or not such Award is then fully exercisable;

(f)            for termination of any Award consisting of an Option or any other exercisable right after payment to the Participant of an amount in cash or cash equivalents equal to (1) the per share Fair Market Value immediately prior to consummation of the transactions contemplated by the Reorganization Agreement of the Stock subject to such Award (to the extent then vested), minus (2) the exercise price per share pursuant to such Award; or

(g)           for termination, without payment of any consideration, of any Award consisting of an Option or other exercisable right, if the exercise price per share pursuant to such Award exceeds the Fair Market Value of the Stock immediately prior to consummation of the transactions contemplated by the Reorganization Agreement, as determined by the Board in good faith.

The Board shall have the discretion to cause any such Reorganization Agreement to provide for different terms and conditions for different Awards and shall have no obligation to treat Awards or classes of Awards in an identical fashion under any such Reorganization Agreement.

13.4         Effect of Change of Control.  The Board may determine and specify in any Award Agreement, at the time of granting an Award or thereafter, that any or all outstanding rights that may be exercised under Awards shall become fully exercisable and/or that any or all restrictions on Awards shall lapse, upon the effectiveness of a change of control of the Company as defined in such Award Agreement, or upon termination of a Participant’s employment, contractual or other relationship with the Company or its successor following a specified period after such change of control; provided that, in the case of an Incentive Stock Option, the acceleration of exercisability shall not occur without the Participant’s written consent.

ARTICLE 14: AMENDMENT, MODIFICATION, AND TERMINATION

14.1         Amendment, Modification, and Termination.  With the approval of the Board, at any time and from time to time, the Board may terminate, amend, or modify the Plan.  An amendment or modification of the Plan shall be subject to the approval of the stockholders of the Company only to the extent required by applicable laws, regulations and rules.

14.2         Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 15: GENERAL PROVISIONS

15.1         No Rights to Awards.  No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board is obligated to treat Participants and employees uniformly.

15.2         No Stockholders Rights.  No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

15.3         No Right to Employment.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the “at-will” nature of any Participant’s employment or other relationship with the Company or any Subsidiary, nor confer upon any Participant any right to continue in the employment or any other relationship of the Company or any Subsidiary, and the Company and each Subsidiary reserve the right to terminate any Participant’s employment or other relationship with the Company or any Subsidiary at any time and for any reason or no reason, with or without Cause.

15.4         Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.5         Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

15.6         Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.7         Titles and Headings.  The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.8         Fractional Shares.  No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

15.9         Securities Law Compliance.  With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 or its successors under the Exchange Act.  To the extent any provision of the Plan or any Award Agreement or any action by the Board fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Board.

15.10       Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register under the Securities Act, any of the shares of Stock paid under the Plan.  If the shares of Stock paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.  As a condition to the exercise of an Option or any other receipt of Stock pursuant to an Award under the Plan, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such Stock is being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such Stock if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws.  At the option of the company, a stop-transfer order against any such Stock may be placed on the official stock books and records of the Company, and a legend indicating that such Stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Board may also require such other action or agreement by the Participant as may from time to time be necessary to comply with federal and state securities laws.

15.11       Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona without regard to its conflicts of laws provisions.

15.12       Nonexclusivity of the Plan.  Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or other rights otherwise than under the Plan.

ARTICLE 16: DEFINITIONS

16.1         Definitions.  The following words and phrases shall have the following meanings for purposes of this Plan:

(a)           “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Stock-Reference Award or any other right or interest relating to Stock, cash or property, granted to a Participant under the Plan.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)           “Board” means the Board of Directors of the Company or, if the context so requires, a Committee thereof appointed pursuant to Article 5.

(d)           Unless otherwise defined in the applicable Award Agreement, “Cause” means (i) an act of fraud, intentional dishonesty or theft adversely affecting the Company by a Participant, (ii) noncompliance by a Participant with the reasonable directives of the Board or its designees (except by reason of death or Disability), (iii) an allegation against a Participant of discrimination by such Participant based on race, sex, national origin, religion, handicap or age which is prohibited by applicable law if the Company has reason to believe any material portion of the allegations after an investigation conducted in accordance with any applicable Company policy, (iv) material violation by a Participant of previously published Company policies and procedures or the Plan or any applicable Award Agreement, or (v) a Participant’s conviction of a felony; provided, however, in the case of (ii) or (iv) above, the Participant shall be provided with thirty (30) days written notice of such event, and the Participant shall have ten (10) days to respond and/or propose a cure in writing.  If such noncompliance or material violations are not capable of cure, or if such noncompliance or material violations have not been cured within fifteen (15) days after the date of such written proposal by Participant, Cause shall be deemed to exist.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)            “Committee” means the committee of the Board described in Article 5.

(g)           “Disability” means the following:  A Participant shall be disabled if he or she is unable to perform the duties of his customary position of employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.  The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(h)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Fair Market Value” means with respect to Stock or any other property, the fair market value of such Stock or other property determined by the Board in good faith using such methods or procedures as may be established from time to time by the Board.  Unless otherwise determined by the Board, the Fair Market Value of Stock as of any date shall be the mean between the bid and asked quotations for the Stock on that date as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or, if there are no bid or asked quotations on such date, the mean between the bid and asked quotations on the next preceding date for which quotations are available.  If the Stock is subsequently listed and traded upon a recognized securities exchange or shall be quoted on a recognized national market system, the Fair Market Value shall be the closing price on such date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

(j)            “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(k)           “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(l)            “Option” means a right granted to a Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(m)          “Participant” means a person who, as an officer, employee, consultant, independent contractor, or adviser of the Company or any Subsidiary, has been granted an Award under the Plan.

(n)           “Performance Unit” means a right granted to a Participant under Article 8 to receive cash, Stock, or other Awards.

(o)           “Plan” means the Poore Brothers, Inc. 2005 Equity Incentive Plan, as amended from time to time.

(p)           “Restricted Stock Award” means Stock granted to a Participant or offered for sale to a Participant under Article 9.

(q)           “Retirement” means a Participant’s termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing, or other retirement program sponsored by the Company, if any.

(r)            “Securities Act” means the Securities Act of 1933, as amended.

(s)           “Stock” means Common Stock ($.01 par value) of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 13.

(t)            “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 7 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 7.

(u)           “Stock-Reference Award” means a right, granted to a Participant under Article 10.

(v)           “Subsidiary” means any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

(w)          “Ten Percent Owner” means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary.  For purposes of determining such percentage, the following rules shall apply:

(1)           The individual with respect to whom such percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and

(2)           Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

(x)            “Termination Date” means the date on which the employment (or other service or relationship in the case of a Participant who is not an employee of the Company) of a Participant terminates for any reason or no reason.